UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2025

BEELINE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

188 Valley Street, Suite 225

Providence, RI 02909

(Address of principal executive offices)

Registrant’s telephone number, including area code: (458) 800-9154

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	BLNE	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

The disclosure set forth in Item 3.02 is incorporated into this Item 1.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities

Series G and Warrants

On June 13, 2025, Mr. Nicholas Liuzza, Jr., the principal shareholder, Chief Executive Officer and a director of Beeline Holdings, Inc. (the “Company”) increased his ownership of the Company’s securities by purchasing $151,000 of units comprised of a total of 296,078 shares of Series G Convertible Preferred Stock (“Series G”) and five-year Warrants to purchase a total of 145,797 shares of common stock at an exercise price of $0.66 per share (subject to adjustment), in exchange for $151,000 of prior advances made to the Company. Mr. Liuzza had previously purchased $3,897,159 of Series G and accompanying warrants in transactions prior to June 13, 2025, for a total investment in the Series G and accompanying warrants of $4,048,159. The number of underlying shares of common stock and conversion and exercise prices of these securities were adjusted as a result of price protection adjustment provisions set forth therein, and may be subject to further adjustments based on lower priced sales of common stock or common stock equivalents by the Company or if the Company obtains waivers to such adjustment provisions from the holders of these securities. Conversions of Series G and exercise of warrants are subject to shareholder approval as and to the extent required by the rules of The Nasdaq Capital Market. The purchase was approved by the Company’s Audit Committee. The purchase prices were on the same terms as paid by other unaffiliated investors.

The Company intends to use the proceeds to repay indebtedness, for working capital and general corporate purposes.

In connection with the foregoing, the Company entered into a Securities Purchase Agreement and Registration Rights Agreement with Mr. Liuzza. The terms of the Securities Purchase Agreement, Series G, Warrants, and related Registration Rights Agreement were previously disclosed in the Current Report on Form 8-K filed on December 3, 2024.

The offers and sales of the units were exempt from registration Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) promulgated thereunder.

The foregoing description of the terms of the Series G, the Warrants, the Securities Purchase Agreement, the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the forms of the Series G, the form of Warrant, the form of Securities Purchase Agreement, and the form of Registration Rights Agreement, copies of which are filed or incorporated by reference as Exhibits 3(a)(1), 3(a)(2), 4(a), 10(a) and 10(b), respectively, to the Form 8-K filed on December 3, 2024 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
3.1	Certificate of Designation of Series G Preferred Stock, filed on November 26, 2024	8-K	12/3/2024	3(a)(1)
3.2	Certificate of Correction of Series G Preferred Stock, filed on December 2, 2024	8-K	12/3/2024	3(a)(2)
3.3	Certificate of Amendment of Series G Preferred Stock	8-K	3/5/2025	3(a)(3)
3.4	Certificate of Amendment of Series G Preferred Stock	8-K	4/30/2025	3.1
4.1	Form of Warrant	8-K	12/3/2024	4(a)
10.1	Form of Securities Purchase Agreement*	8-K	12/3/2024	10(a)
10.2	Form of Registration Rights Agreement*	8-K	12/3/2024	10(b)
10.3	Amended and Restated Securities Purchase Agreement*	8-K	3/10/2025	10.1
10.4	Amended and Restated Registration Rights Agreement*	8-K	3/10/2025	10.2
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2025

BEELINE HOLDINGS, INC.

By:	/s/ Nicholas R. Liuzza, Jr.
Nicholas R. Liuzza, Jr.
Chief Executive Officer